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                                                                    EXHIBIT 10.1
[LETTERHEAD APPEARS HERE]


June 30, 1997

Brent A. Hanby, EVP & CFO
National Home Centers, Inc.
Highway 265 North
P.O. Box 789
Springdale, Arkansas 72765


Dear Brent,

The REQUESTED WAIVER of the 4/30/97 FIRST QUARTER INTEREST COVERAGE covenant default has been APPROVED by BankAmerica Business Credit, Inc. This waiver pertains only to this covenant and the period mentioned. All other terms of the Loan and Security Agreement remain unchanged.


Yours Sincerely


/s/ FRANCESA M. GASTIL
--------------------------------
Francesa M. Gastil
Senior Account Executive
BankAmerica Business Credit, Inc.